UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2007

--------------

ZULU ENERGY CORP.

(Name of Small Business issuer in its charter)

                   COLORAD0                           000-52272              20-343739 1

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

1515 Arapahoe Street, Tower 1, 10th Floor Denver, CO 80202

 (Address of principal executive offices)

(303) 476-4112

(Registrant’s telephone number)

-------------------------

Item 1.01  Entry into a Material Definitive Agreement

On September 26, 2007 the Registrant executed a binding Letter of Intent (“LOI”) to acquire 50% ownership in Nyati Botswana (PTY) Limited “(Botswana”) the company owning exploration and production rights to some two million (2,000,000) acres of contiguous coal beds for the production of coal bed methane (“CBM”), another form of natural gas. The licenses are in the country of Botswana that is considered to be the most stable country in Africa with a top A-rating from Standard and Poors.  Projections, based on actual results of testing and production from the same coal formation in the adjacent country of Zimbabwe, indicate estimated reserves that could be as high as 130 Trillion cubic feet of gas making it one of the largest concentrations in the world.  At a conservative recovery rate of 30% and at a price of US$ 5.00 per thousand cubic feet (MCF) potential revenues are estimated up to145 Billion dollars over time.

Pursuant to the terms of the LOI, Zulu will acquire (i) eighty-four (84) shares of the Common Stock of Nyati Mauritius Limited, a Mauritius corporation (“Nyati Mauritius”) from LMA Hughes LLLP (“LMA Hughes”); and (ii) eight (8) shares of the Common Stock BPULA of Nyati Resources Botswana (PTY) Limited, a Botswana corporation (“Nyati Botswana”) from Swansi Holdings Corp. (“Swansi”).  Zulu will receive, prior to Closing, confirmation that  Nyati Mauritius and Swansi own 50% each of Nyati Botswana, thereby giving Zulu a majority interest in Nyati Botswana.

Zulu will deliver at the closing of the transaction (the “Closing Date”) 30,000,000 shares of Zulu to LMA Hughes and $1,500,000 in cash to Swansi.  Another $1,500,000 in cash will be payable to Swansi upon the earlier of (i) four years from the Closing Date or (ii) the date Zulu raises gross proceeds of at least an aggregate of $5,000,000 in one or more financings, through an offering of equity, debt or a combination thereof.

Prior to the Closing Date, Zulu will have completed a private placement, resulting in gross proceeds to Zulu of at least $5 million, on terms acceptable to Nyati Mauritius.  Zulu will not enter into any material obligations or new compensatory arrangements without the consent of Nyati Mauritius.  The Zulu board of directors shall consist of three members appointed by Nyati Mauritius.

In addition, Zulu and LMA Hughes will enter into a tax indemnification agreement, for the benefit of LMA Hughes from any increased tax liability from Zulu electing to treat Nyati Mauritius as a partnership or disregarded entity for U.S. federal tax purposes.

Each party shall pay its own expenses, regardless of whether or not the transaction is consummated, provided however,  Zulu shall reimburse LMA Hughes fees incurred in connection with the transaction, which fees and expenses shall not exceed $150,000.

Until consummation or termination of the Definitive Agreements, Nyati Mauritius, LMA Hughes, and Swansi shall not directly or indirectly:  (i) offer for sale, sell, assign, pledge, distribute or enter into any contract for the sale of or otherwise dispose of the shares of Nyati Muaritius or the Botswana Shares without the expressed written consent of Zulu; (ii) issue or cause to be issued additional shares or options or warrants to purchase shares of Nyati Mauritius or Nyati Botswana to any persons or parties; (iii) offer for sale, sell, assign, pledge, distribute or enter into any contract for the sale of or otherwise dispose of all or substantially all of a material portion of the assets of Nyati Mauritius or Nyati Botswana; or (iv) assume or incur a significant amount of liabilities or take any other actions outside the ordinary course of its businesses.

The gas recovered would be turned primarily into Electricity through gas turbine generators, LNG, Diesel and Ammonia.  The country of South Africa is only one of the African nations that have indicated that they will take as much electric power as can be generated.  The registrant expects to enter into definitive agreements solidifying the terms of the binding LOI in the near future.

NOTE: WHILE THE ABOVE PROJECTIONS AND EXTRAPOLATIONS ARE THE OPINION(S) OF PROFESSIONAL ENGINEERS AND GEOLOGISTS, THEY SHOULD NOT BE RELIED UPON UNTIL CONFIRMED.

Zulu Energy, Inc. plans on commencing to begin testing as soon as possible.

Management also executed non-circumvent and stand-still letters of agreement with the other signatories of the Letter of Intent.

As a result of the information obtained on the just over 3000 square miles of exploration and production licenses, the registrant’s board of directors determine that it would be prudent and in the best interests of the shareholders to drop plans for the exploration of its mineral claims in the Red Lake district of northern Ontario, Canada.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 26, 2007 Mr. Mohamed H. Gova was appointed to the registrant’s Board of Directors to serve until the next annual meeting of shareholders.  Mr. Gova, a resident of Great Britain, brings over thirty years experience in all phases of management and development of oil and gas projects world wide.

EXHIBITS

99.1

September 25, 2007 Board Minutes

99.2.

Binding Letter of Intent

99.3/99.3A

Confidentiality Stand-Still Letters

99.4

Paul Stroud’s Employment Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 26, 2007

ZULU Energy Corp.

/s/ Satyendra Deshpande

     Satyendra Deshpande, Secretary

Exhibit 99.1

MINUTES OF THE BOARD OF DIRECTORS

OF

ZULU ENERGY CORP.

September 25, 2007

At a telephone meeting of the Board of Directors of Zulu Energy Corp, notice being waived and all directors present, the following three resolutions were put forth.

RESOLVED: the Mr. Mohamed Gova be appointed to the Company’s Board of Directors to serve until the next meeting of shareholders.

Resolution carried.

RESOLVED: that Mr. Paul Stroud, the Company’s president be authorized and instructed to execute on behalf of the Company, the Binding Letter of Intent between Zulu Energy Corp., Nyati Mauitius Limited and Swansi Holdings Corp. whereby Zulu Energy Corp would acquire 50% ownership in Nyati Botswana (PTY) Limited “(Botswana”) the company owning exploration and production rights to some two million (2,000,000) acres of contiguous coal beds for the production of coal bed methane (“CBM”), another form of natural gas.

Resolution carried.

RESOLVED: the Company’s Chief Financial Officer, Satyendra Deshpande be authorized and instructed to execute the employment agreement of Mr. P. Paul Stroud, CEO as soon as is possible: all directors being informed and satisfied with the terms of that agreement.

Resolution carried.

RESOLVED: that due to the magnitude of the CBM project in Botswanaland, it is the in the best interests of the Company and its stockholders to concentrate all efforts on that project and to drop the Company’s mineral claims in the Red Lake district of northern Ontario, Canada.

Resolution carried.

There being no further business, the meeting was adjourned.

/s/ Satyendra Deshpande

    Satyendra Deshpande, Secretary

Exhibit 99.2  Binding Letter of Intent

ZULU ENERGY CORP.

2610 – 1066 West Hastings Street

Vancouver, BC V6E 3X2

September 25, 2007

Nyati Mauritius Limited

c/o Nerine Trust Company

PO Box 434, Nerine House,

St George's Place, St. Peter Port

Guernsey, GY1 3ZG

Channel Islands

Attn:    Phil Lockett, Esq., Executive Director

Swansi Holdings Corp.

Nerine Fiduciaire S.A.

Rue des Terreaux-du-Temple 4

Case postale 5023

CH - 1211 Geneva 11

Switzerland

Attn:

Gareth Corbin, Esq., Director

Re:  Acquisition by Zulu Energy Corp.

Gentlemen:

This binding letter of intent (the “LOI”) sets forth the agreement and understanding as to the terms of the acquisition of: (i) 84 shares of common stock, $1.00 par value (the “Nyati Shares”) of Nyati Mauritius Limited, a Mauritius corporation (“Nyati Mauritius”) from LMA Hughes LLLP (“LMA Hughes”); and (ii) eight shares of common stock, BPULA 1.00 par value (the “Botswana Shares”) of Nyati Resources Botswana (PTY) Limited, a Botswana corporation (“Nyati Botswana”) from Swansi Holdings Corp. (“Swansi”) by Zulu Energy Corp., a Colorado corporation (“Zulu”), or a wholly-owned subsidiary thereof:

1.

Acquisition.  Zulu will acquire the Nyati Shares from LMA Hughes.  In consideration for such sale, Zulu will deliver at the closing of the transaction (the “Closing Date”) 30,000,000 shares of Zulu to LMA Hughes.  Zulu will acquire the Botswana Shares from Swansi.  In consideration for such sale, Zulu will deliver at the Closing Date $1,500,000 in cash to Swansi.  In addition, Zulu will deliver $1,500,000 in cash to Swansi upon the earlier of (i) four years from the Closing Date or (ii) Zulu raising gross proceeds of at least an aggregate of $5,000,000 in one or more financings, through an offering of equity, debt or a combination thereof.

2.

Additional Conditions.  The following additional parameters will be contained in the acquisition agreements:

•

Satisfactory confirmation that Nyati Mauritius and Swansi own 50% each of Nyati Botswana.

•

Prior to the Closing Date, Zulu will not enter into any material obligations or new compensatory arrangements without the consent of Nyati Mauritius.  Material obligations do not include expenses incurred in the normal course of operations.

•

Prior to the Closing Date, Zulu will have completed a private placement, resulting in gross proceeds to Zulu of at least $5 million, on terms acceptable to Nyati Mauritius.

•

The acquisition agreement and related documents (collectively, the “Definitive Agreements”) will contain representations, warranties, covenants, including non-competition and confidentiality covenants, conditions to close and indemnities usual to a transaction of this nature.

•

The Zulu board of directors shall consist of three members appointed by Nyati Mauritius.

•

The delivery of financial statements required by Zulu for SEC filing purposes.

•

Zulu and LMA Hughes will enter into a tax indemnification agreement, for the benefit of LMA Hughes from any increased tax liability from Zulu electing to treat Nyati Mauritius as a partnership or disregarded entity for U.S. federal tax purposes.

1.

Costs.  Except as provided herein, each party agrees to pay, without right of reimbursement from the other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation.  Notwithstanding anything to the contrary, Zulu shall reimburse LMA Hughes fees incurred in connection with the transaction, which fees and expenses shall not exceed $150,000.

3.

Timeline.  The confidentiality/standstill agreement is attached hereto. All parties will use their best efforts to complete the transactions outlined above as soon as practicable. It is expected that an acquisition agreement will be executed and the transaction will close in no event later than October 31, 2007.  Neither party shall be obligated to consummate the transactions prior to the execution of Definitive Agreements, unless the parties agree thereto in writing.

4.

Conduct of Business.  Each party hereto hereby agrees to conduct its business in accordance with the ordinary, usual and normal course of business heretofore conducted by it.  Thus, there may be no material adverse changes in the business of any company from the date hereof through the closing of this transaction.

Until consummation or termination of the Definitive Agreements, Nyati Mauritius, LMA Hughes, and Swansi shall not directly or indirectly:  (i) offer for sale, sell, assign, pledge, distribute or enter into any contract for the sale of or otherwise dispose of the shares of Nyati Muaritius or the Botswana Shares without the expressed written consent of Zulu; (ii) issue or cause to be issued additional shares or options or warrants to purchase shares of Nyati Mauritius or Nyati Botswana to any persons or parties; (iii) offer for sale, sell, assign, pledge, distribute or enter into any contract for the sale of or otherwise dispose of all or substantially all of a material portion of the assets of Nyati Mauritius or Nyati Botswana; or (iv) assume or incur a significant amount of liabilities or take any other actions outside the ordinary course of its businesses.

5.

Access.  From the date of this agreement until such time as this agreement is terminated or the Definitive Agreements are executed, Zulu shall have access to all information in the possession or control of Nyati Mauritius and Swansi relating to Nyati Mauritius and Nyati Botswana’s businesses, assets and financial condition.  Nyati Mauritius and Swansi and their representatives shall also assist Zulu in conducting its due diligence review.

6.

Binding Effect.  This agreement is binding on the parties provided, however, that in the event that any party, acting in its sole discretion, is not fully satisfied with the results of its due diligence review or other information provided by or related to another party, any party, acting in its sole discretion, may terminate the proposed agreement at any time prior to the execution of the Definitive Agreements, which shall be controlling thereafter.

7.

Counterparts.  This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.

Entire Agreement.  This Letter of Intent constitutes the entire agreement of the parties covering everything agreed upon or understood in this transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind other than as set forth herein.

If the foregoing accurately reflects our discussions, please execute and return to the undersigned one copy of this letter.

ZULU ENERGY CORP.

By: _____________________________________

       Paul Stroud, President  and CEO

AGREED AND ACCEPTED

This 26th day of September, 2007

NYATI MAURITIUS LIMITED

By:_______________________________

     Phil Lockett, Director

AGREED AND ACCEPTED

This 26th day of September, 2007

SWANSI HOLDINGS CORP.

By:_______________________________

     Gareth Corbin, Director

Exhibit 99. 3.

CONFIDENTIALITY/STANDSTILL AGREEMENT

THIS AGREEMENT is dated as of the 26th day of September, 2007

AMONG:

NYATI MAURITIUS LIMITED, a Mauritius corporation and having an office for business located c/o Nerine Trust Company, PO Box 434, Nerine House, St George's Place, St. Peter Port, Guernsey, GY1 3ZG, Channel Islands (“Nyati Mauritius”)

AND

ZULU ENERGY CORP., a Colorado corporation having an office for business located at 2610– 1066 West Hastings Street, Vancouver, BC V6E 3X2 (“Zulu”)

WHEREAS Nyati Mauritius and Zulu are willing to enter into discussions regarding a possible acquisition by Zulu of Nyati Mauritius (the “Acquisition”).

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the exchange of Confidential Information (as defined herein) between Nyati Mauritius and Zulu as may be reasonably requested from time to time and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

CONFIDENTIALITY

Confidential Information

1.1

For purposes of this Agreement, the term confidential information (“Confidential Information”) shall mean all financial and other nonpublic information, together with notes, analyses, compilations, studies or other documents prepared or provided by the disclosing party in connection with the evaluation of the Acquisition. Confidential Information shall also include proprietary information concerning the respective businesses, operations and assets of the parties, including, without limitation, trade secrets, techniques, models, data, documentation, code, research, development, processes, procedures, business strategy, marketing timetables, pricing policies, financial information and other information of a similar nature, whether or not reduced to writing or other tangible form. Confidential Information shall not include (a) information known to a receiving party (the “Receiving Party”) or Representatives prior to obtaining the same from the disclosing party (the “Disclosing Party”); (b) information in the public domain at the time of disclosure by Disclosing Party; or (c) information approved for release by written authorization of an authorized officer of the Disclosing Party.

Representatives

1.2

For purposes of this Agreement, the term representatives (“Representatives”) shall mean each party, their directors, officers and employees, as well as their counsel, accountants, consultants and other representatives in connection with the transactions contemplated hereby provided that such persons are bound by confidentiality agreements no less stringent than those in this Agreement.

Use of Confidential Information

1.3

Each party will use the Confidential Information it receives solely for the purpose of evaluating the Acquisition and not for any other purpose and, except to the extent permitted by paragraph 1.5 hereof, will keep such Confidential Information strictly confidential, provided, however, that Confidential Information may be disclosed to such Representatives as needed to know such information for the purpose of evaluating and negotiating the terms of the Acquisition and for no other purpose.

Non-Disclosure

1.4

Except to the extent permitted by paragraph 1.5 hereof or required by law, in the  event that the transaction contemplated hereunder does not  close, than for a period of twelve (12) months following the conclusion of any discussions or negotiations relating to the Acquisition, the parties hereto will direct their respective Representatives to not disclose to any person or entity that the Confidential Information has been made available, that discussions or negotiations are taking place or have recently taken place concerning the Acquisition, or any of the terms, conditions or other facts with respect to any other possible transaction between the parties hereto.

Property Rights Maintained

1.5

Confidential Information disclosed shall be and shall remain the property of the Disclosing Party. In the event that the parties hereto do not proceed with the Acquisition by October 31, 2007, and, in any event, within five (5) days after being so requested by either party, both parties shall return or destroy all documents furnished by the other. Any oral Confidential Information shall remain subject to the confidentiality obligations set forth in this Agreement.

ARTICLE 2

STANDSTILL

Zulu and its principal shareholders agree that until October 31, 2007, or such shorter period if either party notifies the other that it no longer wishes to proceed with the Acquisition (“Term of this Agreement”), that they will not, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any third party relating to any acquisition, purchase or option to purchase an equity interest in Zulu, or any merger, consolidation or business combination with Zulu or the sale of substantially all of the assets of Zulu.  In the event Zulu receives during the Term of this Agreement, any solicitation, proposal or offer with regard to the foregoing, Zulu shall provide written notice to Nyati Mauritius within two business days of its receipt by Zulu or its principals.

ARTICLE 3

NON-CIRCUMVENTION

Suppliers and Customers

3.1

The parties hereto agree that they shall not solicit business from any supplier, customer, client or contact of any other party hereto for the purpose of circumventing the relationship between such party and such supplier, customer, client and/or competing with such party during the Term of this Agreement without prior written consent.

Material Inducement

3.2

Each party hereto acknowledges and agrees that the other parties hereto have a material interest in preserving the relationships they have developed with their customers and employees against impairment by competitive activities of other persons and entities. Accordingly, each party agrees that the restrictions and covenants contained in this Agreement are of the essence of this Agreement and constitute a material inducement by the each party to the other to disclose the Confidential Information.

ARTICLE 4

INJUNCTION

The parties hereto agree that money damages would not be a sufficient remedy for any breach of this Agreement and that in addition to other remedies, each offended party shall be entitled to specific performance and injunctive or other equitable relief, and in such circumstances the offending party agrees to waive posting of a bond to secure any such equitable relief hereunder.

ARTICLE 5

DEFINITIVE AGREEMENTS; DISCLOSURE

The parties hereto will use their best efforts to enter into a definitive acquisition agreement and any other documents that may be necessary in order to consummate the Acquisition by October, 2007. If a definitive agreement has not been entered into by such date, then this Agreement will have no further force or effect except for Articles 1, 3, 4, 5 and 6 hereof.

ARTICLE 6

MISCELLANEOUS

Successors and Assigns; Waiver; Governing Law

6.1

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement shall not be affected. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. This Agreement shall be governed by, construed and enforced under the laws of the State of Colorado.

Notices

6.2

Any notice or communication required or permitted hereunder must be in writing and sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) registered or certified mail, postage prepaid, to the addresses stated above or to such other address or to the attention of such other person as the applicable party hereafter designates by written notice sent in accordance herewith. Any such notice or communication will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

Counterparts

6.3

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

              IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by themselves or their duly authorized officers, as appropriate, as of the date first written above.

NYATI MAURITITUS LIMITED

/s/ Phil Lockett

      Phil Lockett, Director

ZULU ENERGY CORP.

  s/s Paul Stroud

       Paul Stroud, President

Exhibit 99.3/A

CONFIDENTIALITY/STANDSTILL AGREEMENT

THIS AGREEMENT is dated as of the 26th day of September, 2007

AMONG:

SWANSI HOLDINGS CORP., a Panama corporation and having an office for business located at Nerine Fiduciaire S.A., Rue des Terreaux-du-Temple 4, Case postale 5023, CH - 1211 Geneva 11, Switzerland (“Swansi”);

AND:

ZULU ENERGY CORP., a Colorado corporation having an office for business located at 2610– 1066 West Hastings Street, Vancouver, BC V6E 3X2 (“Zulu”)

WHEREAS Swansi and Zulu are willing to enter into discussions regarding a possible acquisition by Zulu of shares of Nyati Resources Botswana (PTY) Limited, a Botswana corporation (“Nyati Botswana”) from Swansi (the “Acquisition”).

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the exchange of Confidential Information (as defined herein) between Swansi and Zulu as may be reasonably requested from time to time and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

CONFIDENTIALITY

Confidential Information

1.1

For purposes of this Agreement, the term confidential information (“Confidential Information”) shall mean all financial and other nonpublic information, together with notes, analyses, compilations, studies or other documents prepared or provided by the disclosing party in connection with the evaluation of the Acquisition. Confidential Information shall also include proprietary information concerning the respective businesses, operations and assets of the parties, including, without limitation, trade secrets, techniques, models, data, documentation, code, research, development, processes, procedures, business strategy, marketing timetables, pricing policies, financial information and other information of a similar nature, whether or not reduced to writing or other tangible form. Confidential Information shall not include (a) information known to a receiving party (the “Receiving Party”) or Representatives prior to obtaining the same from the disclosing party (the “Disclosing Party”); (b) information in the public domain at the time of disclosure by Disclosing Party; or (c) information approved for release by written authorization of an authorized officer of the Disclosing Party.

Representatives

1.2

For purposes of this Agreement, the term representatives (“Representatives”) shall mean each party, their directors, officers and employees, as well as their counsel, accountants, consultants and other representatives in connection with the transactions contemplated hereby provided that such persons are bound by confidentiality agreements no less stringent than those in this Agreement.

Use of Confidential Information

1.3

Each party will use the Confidential Information it receives solely for the purpose of evaluating the Acquisition and not for any other purpose and, except to the extent permitted by paragraph 1.5 hereof, will keep such Confidential Information strictly confidential, provided, however, that Confidential Information may be disclosed to such Representatives as needed to know such information for the purpose of evaluating and negotiating the terms of the Acquisition and for no other purpose.

Non-Disclosure

1.4

Except to the extent permitted by paragraph 1.5 hereof, for a period of twelve (12) months following the conclusion of any discussions or negotiations relating to the Acquisition, the parties hereto will direct their respective Representatives to not disclose to any person or entity that the Confidential Information has been made available, that discussions or negotiations are taking place or have recently taken place concerning the Acquisition, or any of the terms, conditions or other facts with respect to any other possible transaction between the parties hereto.

Property Rights Maintained

1.5

Confidential Information disclosed shall be and shall remain the property of the Disclosing Party. In the event that the parties hereto do not proceed with the Acquisition by October, 2007, and, in any event, within five (5) days after being so requested by either party, both parties shall return or destroy all documents furnished by the other. Any oral Confidential Information shall remain subject to the confidentiality obligations set forth in this Agreement.

ARTICLE 2

STANDSTILL

Zulu and its principal shareholders agree that until October, 2007, or such shorter period if either party notifies the other that it no longer wishes to proceed with the Acquisition (“Term of this Agreement”), that they will not, directly or indirectly, solicit, initiate or encourage submission of proposals of offers from any third party relating to any acquisition, purchase or option to purchase an equity interest in Zulu, or any merger, consolidation or business combination with Zulu or the sale of substantially all of the assets of Zulu.  In the event Zulu receives any solicitation, proposal or offer with regard to the foregoing, Zulu shall provide written notice to Swansi within two business days of its receipt by Zulu or its principals.

ARTICLE 3

NON-CIRCUMVENTION

Suppliers and Customers

3.1

The parties hereto agree that they shall not solicit business from any supplier, customer, client or contact of any other party hereto for the purpose of circumventing the relationship between such party and such supplier, customer, client and/or competing with such party during the Term of this Agreement without prior written consent.

Material Inducement

3.2

Each party hereto acknowledges and agrees that the other parties hereto have a material interest in preserving the relationships they have developed with their customers and employees against impairment by competitive activities of other persons and entities. Accordingly, each party agrees that the restrictions and covenants contained in this Agreement are of the essence of this Agreement and constitute a material inducement by the each party to the other to disclose the Confidential Information.

ARTICLE 4

INJUNCTION

The parties hereto agree that money damages would not be a sufficient remedy for any breach of this Agreement and that in addition to other remedies, each offended party shall be entitled to specific performance and injunctive or other equitable relief, and in such circumstances the offending party agrees to waive posting of a bond to secure any such equitable relief hereunder.

ARTICLE 5

DEFINITIVE AGREEMENTS; DISCLOSURE

The parties hereto will use their best efforts to enter into a definitive acquisition agreement and any other documents that may be necessary in order to consummate the Acquisition by October 31, 2007. If a definitive agreement has not been entered into by such date, then this Agreement will have no further force or effect except for Articles 1, 3, 4, 5 and 6 hereof.

ARTICLE 6

MISCELLANEOUS

Successors and Assigns; Waiver; Governing Law

6.1

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement shall not be affected. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. This Agreement shall be governed by, construed and enforced under the laws of the State of Colorado.

Notices

6.2

Any notice or communication required or permitted hereunder must be in writing and sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) registered or certified mail, postage prepaid, to the addresses stated above or to such other address or to the attention of such other person as the applicable party hereafter designates by written notice sent in accordance herewith. Any such notice or communication will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

Counterparts

6.3

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

              IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by themselves or their duly authorized officers, as appropriate, as of the date first written above.

SWANSI HOLDINGS CORP.

s/s: Gareth Corbin

                  Gareth Corbin, Director

ZULU ENERGY CORP.

s/s  Paul Stroud

      Paul Stroud, President

Exhibit 99.4

Employment Agreement

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of September 24, 2007 and shall be effective as of September 24, 2007 (the “Effective Date”) by and between Zulu Energy Corp., a Colorado corporation, with an office located at 1515 Arapahoe Street, Tower 1, 10th Floor, Denver, Colorado 80202 (the “Company”) and Paul Stroud, an individual with an address located at P.O. Box 6565, Sheridan, WY 82801 (“Stroud”).

WHEREAS, the Company desires to retain the services of Stroud as Chief Executive Officer and Stroud is willing to be employed by the Company in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Employment.  Stroud is hereby employed and engaged to serve the Company as the Company’s Chief Executive Officer, or such additional titles as the Company shall specify from time to time with the consent of Stroud, and Stroud does hereby accept and agrees to such engagement and employment.

2. Duties.  Stroud’s duties shall be such duties and responsibilities as the Company shall specify from time to time, which shall entail those duties customarily performed by the Chief Executive Officer of a company with a business commensurate with those of the Company.  Stroud shall have such authority, discretion, power and responsibility, and shall be entitled to office, secretarial and other facilities and conditions of employment, as are customary or appropriate to his position.  Stroud shall diligently and faithfully execute and perform such duties and responsibilities, subject to the general supervision and control of the Company’s Board of Directors. Stroud shall be responsible and report to the Company’s Board of Directors. Stroud shall devote his attention, energy, and skill to the business and affairs of the Company. Stroud shall be permitted to engage in other business activities that do not directly compete with the Company.

Nothing in this Agreement shall preclude Stroud from devoting reasonable periods required for:

(a)

serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of the Company;

(b)

serving as a consultant in his area of expertise (in areas other than in connection with the business of the Company), to government, industrial, and academic panels where it does not conflict with the interests of the Company; and

(c)

managing his personal investments or engaging in any other non-competing business;

(d)

engaging in oil and gas activities outside of North America;

provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement as reasonably determined in good faith by the Company.

3. Best Efforts of Stroud.  During his employment hereunder, Stroud shall, subject to the direction and supervision of the Company’s Board of Directors, best commercially reasonable efforts, business judgment, skill, and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder.  Notwithstanding the foregoing, nothing herein shall be construed as preventing Stroud from investing his assets in any business.

4. Compensation of Stroud.

(a)

Base Compensation.  As compensation for the services provided by Stroud under this Agreement, the Company shall pay Stroud an annual salary of Two Hundred Forty Thousand Dollars ($240,000).  The compensation of Stroud under this Section shall be paid in accordance with the Company's usual payroll procedures.

(b)

Stock and Stock Options.  Upon execution of this Agreement, the Company:  shall grant Stroud options to purchase 3,000,000 shares of the Company’s common stock with an exercise price equal to one dollar and eighty one cents ($1.81).  Upon the Company having created an authorized a qualified stock option plan, the options issued hereunder shall be exchanged for qualified options under the stock option plan, with vesting and terms to be in accordance with the stock option plan.

In the event of a conflict between the above grant and either the shareholder approved stock option plan or corresponding board resolution, the covenants of the approved plan and board resolution take precedence.

(c)

Signing Bonus. In addition to the base compensation in Section 5(a), Stroud shall be eligible to receive a signing bonus determined by the Board of Directors.

(d)

Bonus.   In addition to the base compensation in Section 5(a), Stroud shall be eligible to receive an annual bonus determined by the Board of Directors based on the performance of the Company and Stroud.

5. Benefits.  Stroud shall also be entitled to participate in any and all Company benefit plans, from time to time, in effect for employees of the Company, including, but not limited to, health, dental and vision insurance plans available to the Company's senior management executives and their dependents.  Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.

6. Vacation, Sick Leave and Holidays.  Stroud shall be entitled to two (2) weeks of paid vacation, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. Two (2) weeks of unused, accrued vacation can be carried into the next year.  Remaining unused, accrued vacation time will be paid during the first quarter of the following year. In addition, Stroud shall be entitled to such sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

7. Business Expenses.  The Company shall promptly reimburse Stroud for all reasonable out-of-pocket business expenses incurred in performing Stroud’s duties and responsibilities hereunder in accordance with the Company's policies, provided Stroud promptly furnishes to the Company adequate records of each such business expense.  Such expenses shall be reimbursed in accordance with the Company’s regular reimbursement practices.

8.  Location of Stroud's Activities.  Stroud’s principal place of business in the performance of his duties and obligations under this Agreement shall be at a place to be determined by the Company’s Board of Directors in the metro Denver area.  Stroud’s residence and secondary work location will remain Sheridan, WY.  Stroud will follow an anticipated work schedule of 4 days at the primary location followed by 3 days at the secondary location, with temporary schedule modifications as necessary. The company will bear the travel expense between the two locations and provide Stroud with accommodations and meal reimbursement in Denver, CO.  Notwithstanding the preceding sentence, Stroud will engage in such travel and spend such time in other places as may be reasonably necessary or appropriate in discharging of his duties hereunder.

9.  Confidential Information/Inventions.

(a) Confidential Information. Stroud shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any person, firm or corporation, any confidential information concerning any matters not generally known or otherwise made public by Company which affects or relates to the Company’s business, finances, marketing and/or operations, research, development, inventions, products, designs, plans, procedures, or other data (collectively, “Confidential Information”) except in the ordinary course of business, as necessary to joint venture partners or as required by applicable law for a period of one year. Without regard to whether any item of Confidential Information is deemed or considered confidential, material, or important, the parties hereto stipulate that as between them, to the extent such item is not generally known in the oil and gas industry, such item is important, material, and confidential and affects the successful conduct of the Company’s business and goodwill, and that any breach of the terms of this Section 9 shall be a material and incurable breach of this Agreement. Confidential Information shall not include: (i) information obtained or which became known to Stroud other than through his employment by the Company; (ii) information in the public domain at the time of the disclosure of such information by Stroud; (iii) information that Stroud can document was independently developed by Stroud; (iv) information that is disclosed by Stroud with the prior written consent of the Company and (v) information that is disclosed by Stroud as required by law, governmental regulation or court order.

(b) Documents. Stroud further agrees that all documents and materials furnished to Stroud by the Company and relating to the Company’s business or prospective business are and shall remain the exclusive property of the Company. Stroud shall deliver all such documents and materials, not copied, to the Company upon demand therefore and in any event upon expiration or earlier termination of this Agreement. Any payment of sums due and owing to Stroud by the Company upon such expiration or earlier termination shall be conditioned upon returning all such documents and materials, and Stroud expressly authorizes the Company to withhold any payments due and owing pending return of such documents and materials.

(c) Inventions. All ideas, inventions, and other developments or improvements conceived or reduced to practice by Stroud, alone or with others, during the Term of this Agreement, during working hours, that are within the scope of the business of the Company or that relate to or result from any of Stroud’s work or projects or the services provided by Stroud to the Company pursuant to this Agreement, shall be the exclusive property of the Company. Stroud agrees to assist the Company, at the Company’s expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of the Company. This clause excludes all intellectual property work initiated prior to the execution of this agreement.

(d) Disclosure. During the Term, Stroud will promptly disclose to the Board of Directors full information concerning any interest, direct or indirect, of Stroud (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his immediate family in any business that is reasonably known to Employee to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to, the Company or to any of its suppliers or customers.

10. Non-Compete. Except as expressly permitted herein, during the Term of this Agreement, Stroud shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by the Company in Africa; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or proposed to be engaged in) by the Company in Africa; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of the Company, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between the Company and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than the Company, any Confidential Information of the Company. The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against Stroud, for the period of the lesser of (6) six months or the duration of termination pay as described in paragraph 13 below, following the date this Agreement is terminated. In addition, during the one-year period following such expiration or earlier termination, neither Stroud nor the Company shall make any negative statement of any kind concerning the Company or its affiliates, or their directors, officers or agents or Stroud.

11. Injunctive Relief. Stroud acknowledges and agrees that the covenants and obligations of Stroud set forth in Sections 9 and 10 with respect to non-competition, non-solicitation, confidentiality and the Company’s property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Stroud agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Stroud from committing any violation of the covenants and obligations referred to in this Section 11. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have at law or in equity.

12. Survival. Stroud agrees that the provisions of Sections 9, 10 and 11 shall survive expiration or earlier termination of this Agreement for any reasons, whether voluntary or involuntary, with or without cause, and shall remain in full force and effect thereafter.  Notwithstanding the foregoing, if this Agreement is terminated upon the dissolution of the Company, the filing of a petition in bankruptcy by the Company or upon an assignment for the benefit of creditors of the assets of the Company, Sections 9, 10 and 11 shall be of no further force or effect.

13. Termination.   Your employment with the Company will be “at will”, meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause, after thirty (30) days written notice is given. Notwithstanding any other provisions hereof to the contrary, Stroud’s employment hereunder shall terminate under the following circumstances:

(a)

Voluntary Termination by Stroud.  Stroud shall have the right to voluntarily terminate this Agreement and his employment hereunder at any time during the Employment Term.

(b)

Voluntary Termination by the Company.  The Company shall have the right to voluntarily terminate this Agreement and Stroud’s employment hereunder at any time. If the Company initiates an “at will” termination of your employment as described above the Company agrees to pay Stroud a lump-sum separation fee at the time of termination equal to six (6) months salary plus benefits and be granted immediate vesting of all unvested stock and options.

(c)

Termination for Cause.  The Company shall have the right to terminate this Agreement and Stroud’s employment hereunder at any time for cause.  For purposes of this Agreement, the term “cause” for termination by the Company shall be (a) a conviction of or plea of guilty or nolo contendere by Stroud to a felony, or any crime involving fraud or embezzlement; (b) the refusal by Stroud to perform his material duties and obligations hereunder; (c) Stroud’s willful and intentional misconduct in the performance of his material duties and obligations; or (d) if Stroud or any member of his family makes any personal profit arising out of or in connection with a transaction to which the Company is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Board of Directors. The written notice given hereunder by the Company to Stroud shall specify in reasonable detail the cause for termination. For purposes of this Agreement, “family” shall mean Stroud’s spouse and/or children.  In the case of a termination for the causes described in (a) and (d) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until ten (10) days after Stroud’s receipt of such notice, during which time Stroud shall have the right to respond to the Company’s notice and cure the breach or other event giving rise to the termination.

(d)

Event of Sale, Merger or Change of Control.  In the event of the sale, merger or change of control of the Company during your employment, or in the event of an agreement to sell, merge or change control of the Company during your employment, the Company or its successor(s) agree to immediately vest all unvested stock and options and offer you employment under the terms given above, for a period of at least  (6) six months after the sale or merger closing date.  If this extension is not given by the Company or its successor(s) and accepted by you, then the Company or its successor(s) agree to pay to you a lump-sum separation fee equivalent to (6) six months of salary plus benefits. Employment “at will” provisions described above cannot be applied by the Company from 120 days before the date of the agreement to sell or merge the Company to the closing date.  If an “at will” action to terminate your employment is taken by the Company during this time period, or if you are asked to voluntarily end your employment by the Company during this time period, you will be entitled to immediate vesting of all unvested stock and options and a lump-sum payment of the equivalent of your salary and benefits for (6) six months, to be paid on or before the sale or merger closing date.

(e)

Termination Upon Death.  If Stroud dies during the Term of this Agreement, this Agreement shall terminate, except that Stroud’s legal representatives shall be entitled to receive any earned but unpaid compensation or expense reimbursement due hereunder through the date of death.

(f)

Termination Upon Disability. If, during the Term of this Agreement, Stroud suffers and continues to suffer from a “Disability” (as defined below), then the Company may terminate this Agreement by delivering to Stroud thirty (30) calendar days’ prior written notice of termination based on such Disability, setting forth with specificity the nature of such Disability and the determination of Disability by the Company. For the purposes of this Agreement, “Disability” means Stroud’s inability, with reasonable accommodation, to substantially perform Stroud’s duties, services and obligations under this Agreement due to physical or mental illness or other disability for a continuous, uninterrupted period of one hundred and eighty (180) calendar days or two hundred and ten (210) days during any twelve month period.  Upon any such termination for Disability, Stroud shall be entitled to receive any earned but unpaid compensation or expense reimbursement due hereunder through the date of termination.

(g)

Effect of Termination.

(i) In the event that this Agreement and Stroud’s employment is voluntarily terminated by Stroud pursuant to Section 13(a), or in the event the Company terminates this Agreement for cause pursuant to Section 13(c), all obligations of the Company and all duties, responsibilities and obligations of Stroud under this Agreement shall cease. Upon such termination, the Company shall (i) pay Stroud a cash lump sum equal to all accrued base salary through the date of termination plus all accrued vacation pay and bonuses, if any; and (ii) any shares of common stock or options granted to Stroud by the Company which have not vested pursuant to Section 4 hereof shall be terminated.  Any shares of common stock or options granted to Stroud by the Company pursuant to Section 4 that have vested at time of termination shall be exercisable for the life of the options.

(ii) In the event that this Agreement and Stroud’s employment is voluntarily terminated by the Company pursuant to Section 13(b), all obligations of the Company and all duties, responsibilities and obligations of Stroud under this Agreement shall cease. Upon such termination, the Company shall pay Stroud a cash lump sum equal to all accrued base salary through the date of termination plus all accrued vacation pay and bonuses, if any; (ii) the separation fee; and (iii) any shares of common stock or options granted to Stroud by the Company pursuant to Section 4 hereof shall become immediately vested and Stroud shall have right of option exercise for the life of the options.

(iii) In the event this Agreement is terminated upon the death of Stroud pursuant to Sections 11(e), Stroud’s estate shall be entitled to all cash compensation pursuant to Sections 4 and benefits pursuant to section 5 for the period of 6 months after his death. Upon termination of this agreement as a result of death any shares of common stock or options granted to Stroud by the Company pursuant to Section 4 hereof shall become immediately vested and Stroud’s estate shall have right of option exercise for the life of the options.  Payment will be made to Stroud’s estate. In the event of a merger, consolidation, sale, or change of control, the Company's rights hereunder shall be assigned to the surviving or resulting company, which company shall then honor this Agreement with Stroud and his estate.

(iv) In the event that this Agreement and Stroud’s employment is terminated by disability pursuant to Section 11(f), all obligations of the Company and all duties, responsibilities and obligations of Stroud under this Agreement shall cease. Upon such termination, the Company shall pay Stroud a cash lump sum equal to all accrued base salary through the date of termination plus all accrued vacation pay and bonuses, if any; (ii) the separation fee; and (iii) any shares of common stock or options granted to Stroud by the Company pursuant to Section 4 hereof shall become immediately vested and Stroud shall have right of option exercise for the life of the options.

14. Resignation as Officer.  In the event that Stroud’s employment with the Company is terminated for any reason whatsoever, Stroud agrees to immediately resign as an Officer and/or Director of the Company and any related entities. For the purposes of this Section 14, the term the "Company" shall be deemed to include subsidiaries, parents, and affiliates of the Company.

15. Governing Law, Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to any applicable conflicts of law provisions.

16. Independent Legal Advice.  The Company has obtained legal advice concerning this Agreement and has requested that Stroud obtain independent legal advice with respect to same before executing this Agreement.  Stroud, in executing this Agreement, represents and warranties to the Company that he has been so advised to obtain independent legal advice, and that prior to the execution of this Agreement he has so obtained independent legal advice, or has, in his discretion, knowingly and willingly elected not to do so.

17. Business Opportunities.  During the Employment Term Stroud agrees to bring to the attention of the Company’s Chief Executive Officer and the Company’s Board of Directors all written business proposals that come to Stroud’s attention and all business or investment opportunities of whatever nature that are created or devised by Stroud and that relate to areas in which the Company currently conducts business or reasonably  expects to conduct business.

18. Employee’s Representations and Warranties. Stroud hereby represents and warrants that he is not under any contractual obligation to any other company, entity or individual that would prohibit or impede Stroud from performing his duties and responsibilities under this Agreement and that he is free to enter into and perform the duties and responsibilities required by this Agreement.  Stroud has informed the Company of a number business consulting relationships, and the Company agrees that this does not constitute an impediment as herein described, and that this does not constitute an impediment to the performance of his described duties.

19.  Indemnification.

(a)

The Company agrees that if Stroud is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a  "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Stroud’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, Stroud shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Colorado, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Stroud in connection therewith, and such indemnification shall continue as to Stroud even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of Stroud’s heirs, executors and administrators.  The Company shall advance to Stroud to the extent permitted by law all reasonable costs and expenses incurred by his in connection with a Proceeding within 20 days after receipt by the Company of a written request, with appropriate documentation, for such advance.  Such request shall include an undertaking by Stroud to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

(b)

Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Stroud that indemnification of Stroud is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that Stroud has not met such applicable standard of conduct, shall create a presumption that Stroud has not met the applicable standard of conduct.

(c)

The Company agrees to continue and maintain a liability insurance policy covering Stroud to the extent the Company provides such coverage for its other executives and officers.

(d)

Promptly after receipt by Stroud of notice of any claim or the commencement of any action or proceeding with respect to which Stroud is entitled to indemnity hereunder, Stroud shall notify the Company in writing of such claim or the commencement of such action or proceeding, and the Company shall (i) assume the defense of such action or proceeding, (ii) employ counsel reasonably satisfactory to Stroud, and (iii) pay the reasonable fees and expenses of such counsel.  Notwithstanding the preceding sentence, Stroud shall be entitled to employ counsel separate from counsel for the Company and from any other party in such action if Stroud reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable.  In such event, the reasonable fees and disbursements of such separate counsel for Stroud shall be paid by the Company to the extent permitted by law.

(e)

After the termination of this Agreement and upon the request of Stroud, the Company agrees to reimburse Stroud for all reasonable travel, legal and other out-of-pocket expenses related to assisting the Company to prepare for or defend against any action, suit, proceeding or claim brought or threatened to be brought against the Company or to prepare for or institute any action, suit, proceeding or claim to be brought or threatened to be brought against a third party arising out of or based upon the transactions contemplated herein and in providing evidence, producing documents or otherwise participating in any such action, suit, proceeding or claim.  In the event Stroud is required to appear after termination of this Agreement at a judicial or regulatory hearing in connection with Stroud's employment hereunder, or Stroud's role in connection therewith, the Company agrees to pay Stroud a sum, to be mutually agreed upon by Stroud and the Company, a daily fee and reasonable expenses for each day of his appearance and each day of preparation therefor.

20. Notices.  All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile or sent by United States mail to the address below or such other address or addresses as such party may hereafter designate in writing to the other party as herein provided.

Company:

Stroud:

Zulu Energy Corp.

P.O. Box 6565

1515 Arapahoe Street, Tower 1, 10th Floor

Sheridan, WY 82801

Denver, CO 80202

Fax # (303) 949-4101

21. Notwithstanding anything to the contrary contained within this Agreement, the Company acknowledges that Stroud is employed on a full-time basis as Chief Operating Officer of Tatonka Oil and Gas, Inc. ("Tatonka") and also as President of Ram Energy, Inc. Furthermore the Company consents to such employment with Tatonka and Ram Energy, Inc. and acknowledges that such employment does not constitute a breach of this agreement.

22. Entire Agreement.  This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written.  This Agreement supersedes any prior written or oral agreements between the parties. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties. This Agreement is for the unique personal services of Stroud and is not assignable or delegable, in whole or in part, by Stroud. This Agreement may be assigned or delegated, in whole or in part, by the Company and, in such case, shall be assumed by and become binding upon the person, firm, company, corporation or business organization or entity to which this Agreement is assigned, subject to the provisions of section 13 (d). The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and, in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ZULU ENERGY CORP.:

 s/s Satyendra Deshpande

       Satyendra Deshpande, Director & Secretary/Treasurer

s/s Paul Stroud

     Paul Stroud